UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

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IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	1-7190	65-0854631
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1259 NW 21st Street

Pompano Beach, Florida     33069

(Address of principal executive offices and zip code)

(954) 917-4114

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 23, 2009, Imperial Industries, Inc. (the “Company”) previously reported that it had received a deficiently letter from the NASDAQ Stock Market on November 18, 2009 indicating that the Company failed to comply with NASDAQ Listing Rule 5500(b) which required the Company to maintain a minimum stockholders’ equity of $2,500,000, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year, or two of three most recently completed fiscal years, for continued listing of its common stock on the NASDAQ Capital Market.

The Company had until December 3, 2009 to submit to the NASDAQ staff a plan to achieve and sustain compliance with the NASDAQ Capital Market listing requirements. On December 3, 2009 the Company provided its plan to the NASDAQ staff to continue listing on the NASDAQ Capital Market.

On December 23, 2009, the Company received a letter from the NASDAQ staff indicating that it had reviewed the Company’s plan and had determined to deny the Company’s request for continued listing on the Nasdaq Capital Market. The Company has determined to appeal the Nasdaq Staff’s determination and will submit a request for a hearing no later than December 30, 2009. The hearing request will stay the suspension of the Company’s securities and the Company’s common stock will continue to trade on the Nasdaq Capital Market during the pendency of the appeal.

On December 29, 2009 the Company issued a press release announcing that it had received the delisting determination letter from NASDAQ and that it intends to appeal NASDAQ’s decision to delist its common stock. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(c )

Exhibits.

The following Exhibit is filed with this Report.

Exhibit	Description
99.1	Press Release issued by Imperial Industries, Inc. dated December 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Industries, Inc.

Dated:	December 29, 2009	By:	/s/ HOWARD L. EHLER, JR.
Howard L. Ehler, Jr. Chief Operating Officer

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release issued by Imperial Industries, Inc. dated December 29, 2009

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